U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

Freedom Environmental Services, Inc.
 (Name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53388                                                                  6-2291458
                (Commission File Number)                              (I.R.S. Employer Identification No.)

5036 Dr. Phillips Blvd. #306
Orlando, Florida 32819

(407) 658-6100
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Freedom Environmental Services, Inc., a Nevada corporation.

Item 8.01                      Other Events.

On August 28, 2009, by written consent, a holders of the majority of the shares of common stock of our company held our annual meeting approved a fifty (50) for one (1) reverse stock split of our issued and outstanding common stock and retain the current number of authorized common stock.

FINRA set September 23, 2009 as our ex-dividend date for effecting the reverse stock split and our new symbol is FRDM.PK. New certificates reflecting the reverse stock split will be issued if and when surrendered by our current shareholders. All fractional shares will be rounded up. As a result of the reverse stock split and subsequent conversion of securities, we had 15,971,969 shares of Common Stock, par value $0.001, issued and outstanding as of October 6, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

    None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                              Freedom Environmental Services, Inc.

Date: October 6, 2009	By: /s/ Michael S. Borish
Michael S. Borish
Chairman, Chief Executive Officer (Principle Executive Officer), Acting Chief Financial officer (Principal Accounting Officer)